Exhibit 99.1

CREATIVE REALITIES, INC. PRICES $10,000,000 PUBLIC OFFERING AND LISTS ON THE NASDAQ CAPITAL MARKET

Louisville, KY – November 15, 2018 – Creative Realities, Inc. (Nasdaq: CREX), a leading provider of digital marketing solutions, announced the pricing of an underwritten public offering of 2,857,142 shares of its common stock and warrants to purchase 1,428,571 shares of common stock at a combined public offering price of $3.50 per share and warrant. The warrants will have an initial per share exercise price of $4.375, subject to customary adjustment, are exercisable immediately and will expire five years (5) from the date of issuance. The gross proceeds to Creative Realities, Inc. from this offering are expected to be approximately $10,000,000, before deducting underwriting discounts and commissions and other estimated offering expenses. Creative Realities, Inc. has granted the underwriters a 45-day option to purchase up to an additional 428,570 shares of common stock and/or additional warrants to purchase up to 214,285 shares of common stock to cover over-allotments, if any. The offering is expected to close on November 19, 2018, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

The Benchmark Company LLC is acting as a co-manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the SEC) and became effective on November 14, 2018 and is available on the SEC’s website located at http://www.sec.gov.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov. Before investing in this offering, interested parties should read in their entirety the prospectus and the other documents that Creative Realities, Inc. has filed with the SEC that are incorporated by reference in such prospectus, which provide more information about Creative Realities, Inc. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Creative Realities, Inc.

Creative Realities helps retailers and brands use the latest technologies to inspire shopper engagement in and around the Store.  Founded over 15 years ago, the firm's evolving client base has led to recognized leadership in deploying technology aligned with strategic and consumer behavior goals at Retail. The firm has created and delivered consumer/shopper experiences, designs and installs high-end audio-visual networks, and is actively providing recurring SaaS and support services across diverse categories: Automotive, Apparel & Accessories, Banking, Baby/Children, Beauty, CPG, Department Stores, Digital Out-of-Home (DOOH), Electronics, Fashion, Fitness, Foodservice/QSR, Financial Services, Gaming, Luxury, Mass Merchants, Mobile Operators, and Pharmacy Retail.

Cautionary Note on Forward-Looking Statements

This press release contains certain statements that would be deemed "forward-looking statements" under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources.  Words such as "may," "likely," "anticipate," "expect" and "believe" indicate forward-looking statements.

These forward-looking statements may reflect management's present expectations and estimates regarding future expenses, revenue and profitability, trends affecting our financial condition and results of operations, operating efficiencies, revenue opportunities, potential new markets, and the ability of the Company to effectively compete in a highly competitive market. Nevertheless, and despite the fact that management's expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, the Company's actual results, performance, or achievements are subject to future risks and uncertainties, any of which could materially affect the Company's actual performance.  Risks and uncertainties that could affect such performance include, but are not limited to:  the adequacy of funds for future operations; future expenses, revenue and profitability; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the impact of changing customer requirements upon revenue recognition; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the Company's financial condition upon customer and prospective customer relationships; and the impact of losing one or more senior executives or failing to attract additional key personnel.  These and other risk factors are discussed in Company reports filed with the Securities and Exchange Commission.

Given these uncertainties, and the fact that forward-looking statements represent management's estimates and assumption as of the date of this press release, you should not attribute undue certainty to these forward-looking statements.  We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

SOURCE Creative Realities, Inc.

For further information: Investor Relations Contact: Will Logan, Chief Financial Officer, Creative Realities, Inc., Tel: (502) 791-8800, Will.Logan@cri.com

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